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                                                                     EXHIBIT 2.4



                             CERTIFICATE OF MERGER
                                      OF
          LAMAR HOUSING, L.L.C., A GEORGIA LIMITED LIABILITY COMPANY
                                 WITH AND INTO
           GENERAL MANUFACTURED HOUSING, INC., A GEORGIA CORPORATION

          Pursuant to the provisions of section 14-2-1105(b) of the Georgia Business Corporation Code, General Manufactured Housing, Inc., a Georgia corporation, and Lamar Housing, L.L.C., a Georgia limited liability company, hereby execute the following Certificate of Merger.

          1. The name and state of incorporation or formation of each entity which is merging is: General Manufactured Housing, Inc., a Georgia corporation; Lamar Housing, L.L.C., a Georgia limited liability company.

          2. General Manufactured Housing, a Georgia corporation, shall be the Surviving Entity resulting from the merger.

          3. The Agreement and Plan of Merger effects no amendments to the Articles of Incorporation of the Surviving Entity.

          4. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity located at 2255 Industrial Blvd., Waycross, GA 31502.

          5. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member of any entity which is a party to the merger.

          6. The Agreement and Plan of Merger was duly approved by the shareholders of the Surviving Entity and by the members of Lamar Housing, L.L.C. on December 14, 1995.

          IN WITNESS WHEREOF, each of the undersigned entities has caused this Certificate of Merger to be duly executed in its name this December 14, 1995, effective immediately upon filing with the Georgia Secretary of State.


                                   GENERAL MANUFACTURED HOUSING,
                                   INC., a Georgia corporation


                                   By:  /s/ J. Wayne Roberts
                                        ------------------------------------
                                        J. Wayne Roberts

                                   Its:  SECRETARY/TREASURER

                                   LAMAR HOUSING, L.L.C., a Georgia limited liability company


                                   By:  /s/ Samuel P. Scott
                                        ------------------------------------
                                        Samuel P. Scott

                                   Its:  MANAGER